Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2022 RESULTS
SUNNYVALE, CALIF. January 11, 2023 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2022 financial results ahead of its presentation at the 41st Annual J.P. Morgan Healthcare Conference on January 11, 2023.
Financial and Operational Highlights
•Fourth quarter 2022 worldwide da Vinci procedures grew approximately 18% compared with the fourth quarter of 2021. The fourth quarter of 2022 reflected a resurgence in COVID-19 in China, which negatively impacted procedure volumes in the region. The fourth quarter of 2021 reflected COVID-19 disruptions later in the quarter in the U.S. and Europe, which also impacted the Company’s procedures. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2022 was approximately 14%.
•Full year 2022 worldwide da Vinci procedures grew approximately 18% compared with 2021. The compound annual growth rate between the full year of 2019 and the full year of 2022 was approximately 15%. The Company expects worldwide da Vinci procedures to increase approximately 12% to 16% in 2023 as compared to 2022.
•The Company placed 369 da Vinci Surgical Systems in the fourth quarter of 2022, a decrease of 4% compared with 385 in the fourth quarter of 2021. The Company placed 1,264 da Vinci Surgical Systems in 2022, a decrease of 6% compared with 1,347 systems in 2021.
•Preliminary fourth quarter 2022 revenue of approximately $1.66 billion increased 7% compared with $1.55 billion in the fourth quarter of 2021. Preliminary 2022 revenue of approximately $6.22 billion increased 9% compared with $5.71 billion in 2021.
Preliminary Results
The Company expects fourth quarter 2022 revenue of approximately $1.66 billion, an increase of 7% compared with $1.55 billion in the fourth quarter of 2021. The Company expects 2022 revenue of approximately $6.22 billion, an increase of 9% compared with $5.71 billion in 2021. The unaudited results in this press release are preliminary and subject to the completion of the Company’s final closing procedures and annual independent audit and, therefore, are subject to adjustment.
Preliminary fourth quarter 2022 instruments and accessories revenue increased by 12% to approximately $941 million, compared with $843 million in the fourth quarter of 2021, primarily driven by growth in da Vinci procedure volume, partially offset by customer buying patterns and foreign currency impacts. Preliminary full year 2022 instruments and accessories revenue increased by 13% to approximately $3.52 billion, compared with $3.10 billion for 2021, primarily driven by growth in da Vinci procedure volume, partially offset by foreign currency impacts and customer buying patterns in 2022 and the benefit of stocking orders in 2021 associated with the launch of the Company’s Extended Use Program.
Fourth quarter 2022 da Vinci procedures increased approximately 18% compared with the fourth quarter of 2021. In 2022, approximately 1,875,000 surgical procedures were performed with da Vinci Surgical Systems, an increase of approximately 18% compared with approximately 1,594,000 surgical procedures performed with da Vinci Surgical Systems in 2021. The growth in the Company’s overall procedure volume in 2022 was primarily driven by growth in U.S. general surgery procedures and outside of the U.S. cancer procedures. The Company expects worldwide da Vinci procedures to increase approximately 12% to 16% in 2023.

Preliminary fourth quarter 2022 systems revenue decreased by 4% to approximately $451 million, compared with $470 million in the fourth quarter of 2021. Preliminary full year 2022 systems revenue decreased by 1% to approximately $1.68 billion, compared with $1.69 billion in 2021. The Company placed 369 da Vinci Surgical Systems in the fourth quarter of 2022, compared with 385 systems in the fourth quarter of 2021. The fourth quarter 2022 system placements included 154 systems placed under operating lease and usage-based arrangements, compared with 143 systems in the fourth quarter of 2021. The Company placed 1,264 da Vinci Surgical Systems in 2022, compared with 1,347 systems in 2021. The 2022 system placements included 492 systems placed under operating lease and usage-based arrangements, compared with 517 systems in 2021.
Impact of COVID-19 Pandemic
During 2022, the impact of the COVID-19 pandemic on the Company’s business has differed by geography and region. During the first half of 2022, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in the U.S. and Europe followed by recoveries. During the second half of 2022, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in China. COVID-19 has had, and may continue to have, an adverse impact on the Company’s procedure volumes.
Commenting on the announcement, Intuitive CEO Gary Guthart said, “Our customers continued to grow their adoption of our training, products, and services in the fourth quarter and for the full year. We remain focused on supporting our customers’ drive to improve the quadruple aim in acute interventions.”
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
The Company is scheduled to present at the 2023 J.P. Morgan Healthcare Conference on January 11, 2023, at 9:00 a.m. PST. The Company is scheduled to report its fourth quarter 2022 results during a conference call on January 24, 2023, at which point the Company will discuss the 2022 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive website.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic surgery. Our technologies include the da Vinci surgical system and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.
Product and brand names/logos are trademarks or registered trademarks of Intuitive Surgical or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.
Forward-Looking Statements
The Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2022. Accordingly, all financial results described in this press release should be considered unaudited preliminary results and are subject to change to reflect any corrections or adjustments, or changes in accounting estimates, that are identified prior to the time that the Company is in a position to complete these filings. Actual results could differ materially from these preliminary results.
This press release contains forward-looking statements, including statements regarding the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2022, expected procedure growth in 2023, and the adoption of the Company’s training, products, and services by its customers. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the expected impacts of the COVID-19 pandemic on the Company’s business, financial condition, and results of operations, future results of operations, future financial position, the Company’s financing plans and future capital requirements, the Company’s potential tax assets or liabilities, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which the Company operates and the Company’s beliefs and assumptions regarding these economies and markets. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: completion of the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures, overall macroeconomic environment that impacts customer spending and the Company’s costs, including increased inflation and interest rates, the conflict in Ukraine, disruption to the Company’s supply chain, including increased difficulties in obtaining a sufficient supply of materials in the semiconductor and other markets, the risk that the COVID-19 pandemic could lead to material delays and cancellations of, or reduced demand for, procedures; curtailed or delayed capital spending by hospitals; closures of the Company’s facilities; delays in surgeon training; delays in gathering clinical evidence; delays in obtaining new product approvals, clearances, or certifications from the U.S. Food and Drug Administration (“FDA”); diversion of resources to respond to COVID-19 outbreaks; the risk that the COVID-19 virus causes economies in the Company’s key markets to enter prolonged recessions; the impact of global and regional economic and credit market conditions on healthcare spending; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company operates; risks associated with the Company’s operations and any expansion outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole and single source suppliers; the results of legal proceedings to which the Company is or may become a party, including but not limited to product liability claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.